Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-199688) of ReWalk Robotics Ltd. of our report dated February 27, 2015, with respect to the consolidated financial statements of ReWalk Robotics Ltd. and its subsidiaries included in the annual report (Form 20-F) for the year ended December 31, 2014, filed with the Securities and Exchange Commission.

/s/ Kost, Forer, Gabbay & Kasierer
KOST, FORER, GABBAY & KASIERER
A Member of Ernst & Young Global

Tel Aviv, Israel
February 27, 2015